                                                                        EX-99.B(a)tgtartamend3

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
W&R TARGET FUNDS, INC.

         Pursuant to Sections 2-105, 2-605 and 2-607 of the Maryland General Corporation Law, Target/United Funds, Inc. (the "Corporation"), a Maryland corporation, having its principal office in Baltimore, Maryland, hereby adopts the following Articles of Amendment to the Corporation's Articles of Incorporation, as previously supplemented and amended ("Articles of Incorporation"):

         FIRST: The Articles of Incorporation of the Corporation are hereby amended, effective December 1, 2004, by replacing the name International Portfolio with International Growth Portfolio in every occurrence.

         SECOND: The Articles of Incorporation of the Corporation are hereby amended, effective December 1, 2004, by replacing the name International II Portfolio with International Value Portfolio in every occurrence.

         THIRD: The amendments contained herein were approved by a majority of the Board of Directors of the Corporation and are limited to changes permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

         FOURTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

         IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation this 23rd day of November, 2004.

W&R Target Funds, Inc.

/s/Michael D. Strohm
Michael D. Strohm, Vice President
(Corporate Seal)

Attest:	/s/Kristen A. Richards
Kristen A. Richards, Secretary

         The undersigned, Vice President of W&R Target Funds, Inc. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

By:	/s/Michael D. Strohm
Michael D. Strohm, Vice President